Exhibit 99.2

The Cybrant Corporation
Financial Statements
For the Years Ended
December 31, 2001 and 2000

Report of Independent Accountants

To the Board of Directors and Stockholders
of The Cybrant Corporation

In our opinion, the accompanying balance sheets and the related statements of operations, of redeemable convertible preferred stock and stockholders’ deficit and of cash flows present fairly, in all material respects, the financial position of The Cybrant Corporation (the “Company”) as of December 31, 2001 and 2000, and the results of its operations and its cash flows for the years ended December 31, 2001 and 2000, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred losses from operations since its inception, and negative cash flows from operations in every fiscal period, has a net stockholders’ deficit and limited capital. These circumstances raise substantial doubt about its ability to continue as a going concern. Management’s plan in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

March 29, 2002, except for Note 13,	/s/ PRICEWATERHOUSECOOPERS LLP
which is as of April 16, 2002

The Cybrant Corporation
Balance Sheets

	December 31,
	2001	2000
Assets
Current assets:
Cash and cash equivalents	$1,743,918	$12,146,618
Accounts receivable, net	1,506,133	2,461,169
Prepaid expenses and other current assets	1,179,166	383,728

Total current assets	4,429,217	14,991,515
Property and equipment, net	1,724,298	3,092,486
Other assets	163,483	274,106
Restricted cash	—	976,000

Total assets	$6,316,998	$19,334,107

Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Deficit
Current liabilities:
Accounts payable	$207,755	$829,335
Accrued liabilities	1,927,128	1,730,270
Deferred revenue	1,000,054	1,702,878
Capital leases, current	226,995	199,014
Lines of credit, current	1,440,530	720,518

Total current liabilities	4,802,462	5,182,015

Accrued rent	144,267	99,484
Capital leases, noncurrent portion	74,249	283,905
Lines of credit, noncurrent	—	1,441,600

Total liabilities	5,020,978	7,007,004

Commitments (Note 6)

Redeemable convertible preferred stock, par value $0.0001, 179,369,228 and 23,869,228 shares authorized as of December 31, 2001 and 2000, respectively; 70,693,165 and 20,545,478 shares issued and outstanding as of December 31, 2001 and 2000, respectively; (aggregate liquidation preference of $42,581,890 as of December 31, 2001)	37,178,193	33,774,872

Stockholders’ deficit:
Common stock, par value $0.0001, 220,000,000 and 52,330,772 shares authorized as of December 31, 2001 and 2000, respectively; 19,913,314 and 19,338,825 shares issued and outstanding as of December 31, 2001 and 2000, respectively	1,992	1,934
Additional paid-in capital	876,096	836,542
Notes receivable from stockholders	(92,558)	(294,923)
Accumulated deficit	(36,667,703)	(21,991,322)

Total stockholders’ deficit	(35,882,173)	(21,447,769)

Total liabilities, redeemable convertible preferred stock and stockholders’ deficit	$6,316,998	$19,334,107

The accompanying notes are an integral part of these financial statements.

The Cybrant Corporation
Statements of Operations

	Year Ended December 31,
	2001	2000
Revenues:
License	$4,074,348	$1,753,260
Service	3,901,346	1,209,942

Total revenues	7,975,694	2,963,202

Cost of sales:
License	1,000,000	250,001
Service	5,296,947	4,982,991

Total cost of sales	6,296,947	5,232,992

Gross profit/(loss)	1,678,747	(2,269,790)

Operating expenses:
Research and development	7,065,734	7,576,957
Sales and marketing	8,041,405	9,940,559
General and administrative	1,242,605	1,285,799

Total operating expenses	16,349,744	18,803,315

Loss from operations	(14,670,997)	(21,073,105)
Interest income	258,682	800,520
Interest expense	(264,066)	(48,544)

Net loss	$(14,676,381)	$(20,321,129)

The accompanying notes are an integral part of these financial statements.

The Cybrant Corporation
Statement of Redeemable Convertible Preferred Stock and Stockholders’ Deficit
For the Years Ended December 31, 2001 and 2000

	Redeemable Convertible Preferred Stock		Common Stock		Additional Paid-In Capital	Notes Receivable from Stockholders	Accumulated Deficit	Total
	Shares	Amount	Shares	Amount
Balance at December 31, 1999	10,769,228	$2,765,000	15,960,000	$1,596	$47,904	$(46,507)	$(1,670,193)	$(1,667,200)
Issuance of Series B redeemable convertible preferred stock, net of issuance costs of $24,037 for cash in January 2001	6,134,322	17,053,302	—	—	—	—	—	—
Issuance of warrants to purchase Series B redeemable convertible preferred stock in conjunction with a lease of office space in March 2000	—	—	—	—	24,175	—	—	24,175
Issuance of Series C redeemable convertible preferred stock, net of issuance costs of $49,557 for cash and receivables from August through November 2000	3,641,928	13,956,570	—	—	—	(176,149)	—	(176,149)
Issuance of warrants to purchase Series C redeemable convertible preferred stock in conjunction with a capital lease in September 2000	—	—	—	—	120,707	—	—	120,707
Issuance of common stock pursuant to the exercise of stock options from January through November 2000	—	—	3,495,700	350	557,037	(66,400)	—	490,987
Repurchase of common stock upon the termination of employees from July through November 2000	—	—	(116,875)	(12)	(35,157)	—	—	(35,169)
Interest accrued on notes receivable from stockholders	—	—	—	—	—	(5,867)	—	(5,867)
Issuance of stock options to non-employees in exchange for services from February through October 2000	—	—	—	—	121,876	—	—	121,876
Net loss	—	—	—	—	—	—	(20,321,129)	(20,321,129)

Balance at December 31, 2000	20,545,478	33,774,872	19,338,825	1,934	836,542	(294,923)	(21,991,322)	(21,447,769)

The accompanying notes are an integral part of these financial statements.

The Cybrant Corporation
Statement of Redeemable Convertible Preferred Stock and Stockholders’ Deficit (Continued)
For the Years Ended December 31, 2001 and 2000

	Redeemable Convertible Preferred Stock		Common Stock		Additional Paid-In Capital	Notes Receivable from Stockholders	Accumulated Deficit	Total
	Shares	Amount	Shares	Amount
Balance at December 31, 2000	20,545,478	33,774,872	19,338,825	1,934	836,542	(294,923)	(21,991,322)	(21,447,769)
Exercise of stock options from February 2001 to August 2001	—	—	77,542	8	39,254	—	—	39,262
Issuance of stock options to non-employees in exchange for services from January through April 2001	—	—	—	—	23,747	—	—	23,747
Repurchase of common stock upon the termination of employees from January 2001 through November 2001	—	—	(683,251)	(68)	(122,770)	—	—	(122,838)
Compensation expense for shares repurchased	—	—	—	—	40,431	—	—	40,431
Repayment of notes receivable	—	—	—	—	—	209,652	—	209,652
Interest accrued on notes receivable from stockholders	—	—	—	—	—	(7,287)	—	(7,287)
Issuance of Series D redeemable convertible preferred stock, net of issuance costs of $169,731 for cash in August 2001	13,452,084	3,462,331	—	—	—	—	—	—
Conversion of Series A preferred stock into Series A-1 preferred stock and common stock	(46,153)	(2,308)	46,153	5	2,303	—	—	2,308
Conversion of Series B preferred stock into Series B-1 preferred stock, Series B-2 preferred stock and common stock	13,550,575	(42,011)	840,220	84	41,927	—	—	42,011
Conversion of Series C preferred stock into Series C-1 preferred stock, Series C-2 preferred stock and common stock	23,191,181	(14,691)	293,825	29	14,662	—	—	14,691
Allocation of discount on conversion of preferred stock	—	—	—	—	1,893,790	—	—	1,893,790
Deemed dividend on conversion of preferred stock	—	—	—	—	(1,893,790)	—	—	(1,893,790)
Net loss	—	—	—	—	—	—	(14,676,381)	(14,676,381)

Balance at December 31, 2001	70,693,165	$37,178,193	19,913,314	$1,992	$876,096	$(92,558)	$(36,667,703)	$(35,882,173)

The accompanying notes are an integral part of these financial statements.

The Cybrant Corporation
Statements Cash Flows

	Year Ended December 31,
	2001	2000
Cash flows from operating activities:
Net loss	$(14,676,381)	$(20,321,129)
Adjustments to reconcile net loss to net cash used in operating activities:
Provision for (recovery of) doubtful accounts	(48,000)	117,925
Amortization of deferred warrant costs	43,689	12,361
Depreciation and amortization	1,438,576	699,376
Interest income on notes receivable	(7,287)	(5,867)
Stock-based compensation for non-employees	23,747	121,876
Compensation expense for repurchase of non-vested common stock	40,431	—
Loss on disposal of fixed assets	7,474	—
Changes in operating assets and liabilities:
Accounts receivable	1,003,036	(2,579,094)
Prepaid expenses and other current assets	(795,438)	(340,039)
Other assets	66,934	(161,229)
Accounts payable	(621,580)	746,282
Accrued liabilities	196,858	1,653,855
Deferred revenue	(702,824)	1,702,878
Accrued rent	44,783	99,484
Restricted cash	976,000	(976,000)

Net cash used in operating activities	(13,009,982)	(19,229,321)

Cash flows from investing activities:
Purchase of property and equipment	(77,862)	(3,101,119)

Net cash used in investing activities	(77,862)	(3,101,119)

Cash flows from financing activities:
Proceeds from issuance of common stock	39,262	490,987
Proceeds from redeemable convertible preferred stock	3,462,331	30,833,723
Repurchase of common stock	(122,838)	(35,169)
Repayment of notes receivable	209,652	—
Payments of capital lease obligations	(181,675)	(15,467)
Proceeds from line of credit	—	2,329,760
Repayment of line of credit	(721,588)	(167,968)

Net cash provided by financing activities	2,685,144	33,435,866

Increase (decrease) in cash and cash equivalents	(10,402,700)	11,105,426
Cash and cash equivalents, beginning of period	12,146,618	1,041,192

Cash and cash equivalents, end of period	$1,743,918	$12,146,618

Supplemental disclosures of cash flow information:
Cash paid for interest	$33,024	$38,485
Supplemental disclosures of non-cash investing and financing activities:
Equipment purchased under capital leases	$—	$475,939
Common stock purchased with notes receivable	$—	$66,400
Series C stock purchased with notes receivable	$—	$176,149
Conversion of Series A to Series A-1	$2,762,692	$—
Conversion of Series A to common stock	$2,308	$—
Conversion of Series B to Series B-1	$12,714,176	$—
Conversion of Series B to Series B-2	$4,297,115	$—
Conversion of Series B to common stock	$42,011	$—
Conversion of Series C to Series C-1	$12,855,667	$—
Conversion of Series C to Series C-2	$1,086,212	$—
Conversion of Series C to common stock	$14,691	$—
Deemed dividend on conversion of preferred stock	$1,893,790	$—

The accompanying notes are an integral part of these financial statements.

The Cybrant Corporation
Notes to Financial Statements

1.	Business Description and Financial Statement Presentation

Business description
The Cybrant Corporation (“Cybrant” or the “Company”), was incorporated as eePRISE, Inc., in Delaware on March 4, 1999. The Company changed its name to The Cybrant Corporation on September 27, 1999. Cybrant, headquartered in Mountain View, California, is focused on providing electronic commerce software and services which enables its customers to sell complex products and services externally over the Internet and other platforms and solve complex business problems internally through the use of the software’s solutions architecture.

The Company has completed several rounds of private equity financing. However, the Company has incurred substantial losses and negative cash flows from operations since inception. For 2001, the Company incurred a loss of $14,676,381 and negative cash flows from operations of $13,009,982. As of December 31, 2001, the Company has an accumulated deficit of $36,667,703. Management expects operating losses and negative cash flows to continue for the foreseeable future because of additional costs and expenses related to sales, marketing and other promotional activities, continued research and development efforts and development of relationships with other business. Management’s plans with regard to these matters include increasing revenues and reducing operating expenses as well as seeking additional financing or selling the Company (see Note 13). These circumstances raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

2.	Summary of Significant Accounting Policies

Use of estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue recognition
Revenues are derived from software licenses and related services, which include implementation and integration, technical support, training and consulting. Software license revenues are recognized when persuasive evidence of an arrangement exists, delivery has occurred, no significant Company obligations with regard to implementation or integration exist, the fee is fixed or determinable and collection is reasonably assured as prescribed in SOP No. 97-2, “Software Revenue Recognition.” For arrangements with multiple elements, the total fee from the arrangement is allocated among each element based upon vendor specific objective evidence (“VSOE”) of fair value of each of the undelivered elements. VSOE of fair value for the service elements is based upon the standard hourly rate the Company charges for services when such services are sold separately. VSOE of fair value for annual maintenance is established based upon the original stated renewal rate. When VSOE of fair value exist for all undelivered elements, the Company accounts for the delivered elements, primarily the license portion, based upon the “residual method” as prescribed by SOP No. 98-9, “Modification of SOP 97-2 with Respect to Certain Transactions.” The Company recognizes revenue allocated to maintenance ratably over the contract period, which is generally twelve months.

License and service revenue on contracts involving significant implementation, customization or services which are essential to the functionality of the software is recognized, primarily using the percentage-of-completion method. Labor hours incurred is generally used as the measure of progress towards completion. Revenue for these arrangements is classified as license revenue and service revenue based upon estimates of fair value for each element. A provision for estimated losses on engagements is made in the period in which the loss becomes probable and can be reasonably estimated.

The Cybrant Corporation
Notes to Financial Statements (Continued)

Customer billing occurs in accordance with contract terms. Customer advances and amounts billed to customers in excess of revenue recognized are recorded as deferred revenue. Amounts recognized as revenue in advance of billing (typically under percentage-of-completion accounting) are recorded as unbilled receivables.

Cash and cash equivalents
The Company considers all highly liquid investments with an original or remaining maturity of three months or less at the date of purchase to be cash equivalents. Cash equivalents are stated at cost plus accrued interest, which approximates fair market value. Cash equivalents consist of money market instruments and totaled $25,444 and $25,182 at December 31, 2001 and 2000, respectively.

Restricted cash
At December 31, 2000, the Company had a cash balance totaling $976,000 in the form of certificates of deposits which were restricted from withdrawal. The total amount served as collateral to letters issued by the bank to the Company’s lessor as security deposit on long term operating lease for facilities. During 2001, the Company did not meet its payment obligation to the Company’s lessor. As a result, the Company’s lessor exercised its right over the restricted cash balance of $976,000. This lease has been subsequently terminated and settled (see Note 13).

Fair value of financial instruments
The carrying amounts of the Company’s financial instruments, which include cash equivalents, accounts receivable and accounts payable approximate their fair values due to their short maturities. Based on borrowing rates currently available to the Company for loans with similar terms, the carrying value of notes payable approximates fair value.

Concentration of credit risk
Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents and accounts receivable. The Company places its cash and cash equivalents primarily in checking and money market accounts with financial institutions that management considers creditworthy. The Company performs ongoing credit evaluations of its customers, does not require collateral, and maintains allowances for potential credit losses on customer accounts when deemed necessary. To date, such losses have been within management’s expectations.

The following table summarizes the revenue from customers in excess of 10% of total revenue:

	December 31,
	2001	2000
Customer A	—	29%
Customer B	—	11%
Customer C	—	11%
Customer D	14%	—

At December 31, 2001, Company D represented 21% of gross accounts receivable. At December 31, 2000, Company A represented 18% of gross accounts receivable, Company B represented 30% of gross accounts receivable and Company C represented 12% of gross accounts receivable.

The Cybrant Corporation
Notes to Financial Statements (Continued)

Property and equipment
Property and equipment, including equipment under capital leases, are stated at cost. Depreciation and amortization are determined using the straight-line method over 2 to 5 years estimated useful lives. Amortization of leasehold improvements and assets held under capital leases are computed on a straight-line basis over the shorter of the facility lease term or the estimated useful lives of the improvements. In the period assets are retired or otherwise disposed of, the costs and related accumulated depreciation and amortization are removed from the accounts, and any gain or loss on disposal is included in results of operations.

Major additions and improvements are capitalized, while replacements, maintenance and repairs that do not improve or extend the life of the assets are charged to operations.

Accounting for long-lived assets
The Company reviews property and equipment for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability is measured by comparison of the carrying amount to the future net cash flows, which the assets are expected to generate. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the projected discounted future cash flows arising from the asset.

Software development costs
Costs related to research and development of new software products are charged to research and development expenses as incurred. Software development costs are capitalized beginning when a product’s technological feasibility has been established, which to date has been when the Company has a working model of the software, and ending, when a product is available for general release to customers. Substantially all development costs are incurred prior to establishing a working model. As a result, the Company has not capitalized any software development costs since such costs have not been significant.

Income taxes
Income taxes are accounted for using an asset and liability approach, which requires the recognition of current taxes payable or refundable and deferred tax liabilities and assets for the future tax consequences of events that have been recognized in the Company’s financial statements or tax returns. The measurement of current and deferred tax liabilities and assets are based on provisions of the enacted tax law; the effects of future changes in tax laws or rates are not anticipated. The Company provides a valuation allowance for deferred tax assets when it is more likely than not, based on available evidence, that some portion or all of the deferred tax assets will not be realized. Income tax expense is the sum of the tax currently payable and the change in deferred tax assets and liabilities during the period.

Stock-based compensation
The Company uses the intrinsic value method to record stock-based compensation for employees, which requires that deferred stock-based compensation be recorded for the difference between an option’s exercise price and fair value of the underlying common stock on the grant date of the option. Pro forma net loss disclosures are presented in Note 10, which assume all employee options were valued using the minimum value method and the resulting stock-based compensation is amortized to expense over the estimated term of the option, generally four years, using a method which results in recording the compensation expense on an accelerated basis. Stock options for stock issued to non-employees have been accounted for in accordance with the provisions of SFAS No. 123 and Emerging Issues Task Force Issue No. 96-18, “Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services.” Stock-based compensation to non-employees is based on the fair value of the equity granted estimated using the Black-Scholes model on the date of vesting. Compensation expense resulting from non-employee options is also amortized to expense using a method which results in recording the compensation expense on an accelerated basis.

The Cybrant Corporation
Notes to Financial Statements (Continued)

Advertising
In 2001 and 2000, the Company recorded advertising expense of $42,247 and $107,146, respectively. Such expenses are recognized as the related advertising is incurred.

Comprehensive loss
Comprehensive loss is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. There were no differences between net loss for 2001 and 2000 and comprehensive loss.

Recent accounting pronouncements
In August 2001, the FASB issued SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” which is effective for fiscal years beginning after December 15, 2001. SFAS No. 144 supersedes SFAS No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed.” The Company anticipates that implementation of this statement will not have a material impact on its financial position and results of operations.

In November 2001, the Emerging Issues Task Force (“EITF”) reached consensus on EITF No. 01-09, “Accounting for Consideration Given by a Vendor to a Customer or a Reseller of the Vendor’s Products.” EITF No. 01-09 addresses the accounting for consideration given by a vendor to a customer and is codification of EITF No. 00-14, “Accounting for Certain Sales Incentives,” EITF No. 00-22 “Accounting for ‘Points’ and Certain Other Time-Based or Volume-Based Sales Incentives Offers and Offers for Free Products or Services to be Delivered in the Future” and EITF No. 00-25, “Vendor Income Statement Characterization of Consideration Paid to a Reseller of the Vendor’s Products.” This EITF will be applied in financial reporting periods beginning after December 15, 2001. The Company does not believe that the adoption of this EITF will have a material impact on its financial position and results of operations.

In November 2001, the EITF released EITF 01-14, “Income Statement Characterization of Reimbursements Received for Out of Pocket Expenses Incurred.” The FASB concluded that reimbursements received for out of pocket expenses incurred should be characterized as revenue in the income statement. Historically, the Company has recorded reimbursements as a reduction of service cost of revenue. This EITF will be applied in financial reporting periods beginning after December 15, 2001, and comparative financial statements for prior periods will be reclassified to comply with the guidance in this EITF. The Company believes the adoption of this pronouncement will not result in a material increase of service revenue and cost of services revenue.

3.	Selected Balance Sheet Information

Accounts receivable
	2001	2000
Accounts receivable	$1,576,058	$2,579,094
Less: Allowance for doubtful accounts	(69,925)	(117,925)

	$1,506,133	$2,461,169

The Cybrant Corporation
Notes to Financial Statements (Continued)

Property and equipment

	2001	2000
Furniture	$640,940	$636,947
Leasehold improvements	801,980	822,164
Equipment and software	2,413,329	2,326,749

	3,856,249	3,785,860
Less: Accumulated depreciation	(2,131,951)	(693,374)

	$1,724,298	$3,092,486

Property and equipment include $507,555 of equipment under capital leases for both 2001 and 2000. Accumulated amortization of assets under capital leases totaled $197,120 and $163,845 at December 31, 2001 and 2000, respectively.

Accrued liabilities
	2001	2000
Accrued vacation	$218,062	$338,328
Accrued professional fees	629,259	971,580
Accrued commissions	219,965	255,778
Accrued royalty	600,000	—
Accrued other	259,842	164,584

	$1,927,128	$1,730,270

4.	Capital Lease Obligations

The Company has entered into capital lease agreements for certain equipment. These agreements, which expire between May 2001 and February 2003, require monthly lease payments including interest.

Future minimum payments under capital leases as of December 31, 2001 are as follows:

Period Ending December 31,	Capital Leases
2002	$244,314
2003	76,594

320,908
Less: Amounts representing interest	(19,664)

Present value of minimum lease payments	301,244
Less: Current portion	(226,995)

$74,249

The Cybrant Corporation
Notes to Financial Statements (Continued)

5.	Lines of Credit

In September 2000, the Company entered into an agreement with a financing company that provides for a revolving line of credit and an equipment line of credit (the “Lines”). Borrowings under the Lines are collateralized by all cash and cash equivalents and property and equipment of the Company. Under the Lines, the Company is required to maintain certain financial covenants. In the event that the Company does not meet the financial covenants, all remaining scheduled payments, including principal and interest, become due and payable, unless a waiver is obtained.

The revolving line of credit provides for a commitment of up to $1,500,000 with an interest rate based on the Prime Rate plus 1.50 percentage points. The revolving line of credit expired on September 27, 2001.

The equipment line of credit provides for a commitment of up to $2,500,000 for the acquisition of property and equipment. Funds can be drawn down under separate promissory notes from the total committed balance in increments of not less than $100,000. Available borrowings under the line of credit expired on March 27, 2001 and are to be repaid generally in 36 equal consecutive monthly installments from the related promissory note date, and bear interest at the U.S. Treasury note with a yield to maturity of 36 months plus 2.75 percentage points. At December 31, 2001, the Company was not in compliance with these financial covenants. As a result, the total balance outstanding under the equipment line of $1,440,530 was classified as current.

In conjunction with entering into the equipment line of credit, the Company granted a warrant to purchase 50,000 shares of Series C redeemable convertible preferred stock at an exercise price of $3.8458 per share. The fair value of the warrant of $120,707 is being amortized to interest expense over the term of the related promissory note. The fair value of the warrants was estimated using the Black-Scholes model using the following assumptions: volatility of 70%, risk-free interest rate of 5.9% and a contractual term of 5 years. Interest expense of $40,235 and $10,059 was recognized during the years ended December 31, 2001 and 2000, respectively. As a result of the exchange of preferred stocks described in Note 7, the Series C preferred stock warrant was converted into a common stock warrant.

6.	Commitments

Royalty obligation

On July 1, 1999, the Company entered into a license agreement (the “Agreement”) whereby it is obligated to pay royalties. The term of the agreement is one year and is automatically renewed on July 1st of each succeeding year for an additional one year term unless terminated by the Company. The royalty obligation is determined based on the following percentages of paid license revenue in one year: (i) 4% of paid license revenue up to $2 million and (ii) 1% of paid license revenue greater than $2 million up to $6 million. No additional royalty obligation is recognized on paid license revenue greater than $6 million in any one year. In addition, the Company may pay greater amounts to maintain the exclusivity of the license agreement. Minimum royalty payments to maintain exclusivity under the Agreement are to be as follows:

Date	Amount
July 1, 1999 to June 30, 2000	$50,000
July 1, 2000 to June 30, 2001	$500,000
July 1, 2001 to June 30, 2002	$1,500,000
Thereafter	$2,000,000

The Company recorded a royalty expense of $1,000,000 during the year ended December 31, 2001.

The Cybrant Corporation
Notes to Financial Statements (Continued)

Operating leases
The Company leases office space in California, Florida and Massachusetts under noncancelable operating leases.

Rent expense, including a pro rata share of the lessor’s operating costs, was $1,735,860 and $1,275,505 for the year ended December 31, 2001 and 2000, respectively.

Future minimum lease payments under the noncancelable operating leases at December 31, 2001 are as follows:

Year Ending December 31,	Operating Leases
2002	$1,659,183
2003	650,726
Thereafter	176,302

$2,486,211

The table above does not include minimum lease payments totaling $5,971,431 related to a lease that was renegotiated in March 2002 (see Note 13).

In March 2000, in conjunction with one of the Company’s office leases, the Company granted to its landlord a warrant to purchase 12,000 shares of its Series B redeemable convertible preferred stock at an exercise price of $2.78 per share. The fair value of the warrant of $24,175 was capitalized and is being amortized to rent expense over the seven year term of the lease. The fair value of these warrants was determined using the Black-Scholes model with the following assumptions: volatility of 70%, risk-free interest rate of 6.77% and a contractual term of 7 years. Additional rent expense of $3,454 and $2,302 was recognized during the years ended December 31, 2001 and 2000, respectively. As a result of the exchange of preferred stocks described in Note 7, the Series B preferred stock warrant was converted into a common stock warrant.

7.	Redeemable Convertible Preferred Stock

The Article of Incorporation, as amended, authorizes the Company to issue 179,369,228 shares of preferred stock. In May and June 1999, the Company sold 10,769,228 shares of Series A redeemable convertible preferred stock at a price of $0.26 per share. In January 2000, the Company sold 6,134,322 of Series B redeemable convertible preferred stock at $2.7839 per share. From August 2000 to November 2000, the Company sold 3,641,928 shares of Series C redeemable convertible preferred stock at $3.8458 per share. From September 2001 to December 2001, the Company sold 13,452,084 shares of Series D redeemable convertible preferred stock at $0.27 per share.

The Cybrant Corporation
Notes to Financial Statements (Continued)

Exchange of Preferred Stock
As a condition of the Series D preferred stock financing, each holder of the Series C, Series B or Series A of redeemable convertible preferred stock that elects to purchase at least fifty percent (50%) of such holder’s pro rata amount of the Series D redeemable convertible preferred stock offered for sale will automatically have a certain number of such holders of Series C, Series B and Series A redeemable convertible preferred stock converted into a newly authorized Series C-1, Series C-2, Series B-1, Series B-2 and Series A-1 redeemable convertible preferred stock. A holder of Series C redeemable convertible preferred stock will convert that number of shares of Series C redeemable convertible stock that may be determined by multiplying the aggregate purchase price paid for Series D redeemable convertible preferred stock by such holder by four (such product is hereinafter referred to as the “Conversion Amount”) and dividing the Conversion Amount by $3.8458. Each one share of Series C redeemable convertible preferred stock to be converted shall thus convert into 14.2437037 shares of Series C-1 redeemable convertible preferred stock.

After giving effect to the conversions described above, if a holder has remaining shares of Series C or Series B redeemable convertible preferred stock, such remaining shares of Series B and Series C redeemable convertible preferred stock shall be converted into an equal number of shares of Series C-1 and Series B-2 redeemable convertible preferred stock, respectively. Such shares of Series C-2 redeemable convertible preferred stock will be entitled to broad-based weighted average dilution protection based upon the total number of shares of Series D redeemable convertible preferred stock sold when the offering is completed. Such dilution protection will be based upon an issue price of $3.8458 in the case of the Series C-2 redeemable convertible preferred stock and $2.7839 in the case of the Series B-2 redeemable convertible preferred stock.

In addition to converting shares of Series B and Series C redeemable convertible preferred stock into shares of Series B-1, Series B-2, Series C-1 and Series C-2 redeemable convertible preferred stock, all such holder’s share of Series A redeemable convertible preferred stock, if any, shall be converted into an equal number of shares of Series A-1 redeemable convertible preferred stock. Any Existing Preferred Stockholder who holds only Series A redeemable convertible preferred stock and elects to purchase at least 50% of his, her or its pro rata amount of the Series D redeemable convertible preferred stock offered for sale shall have all of such holder’s Series A redeemable convertible preferred stock converted into an equal number of Series A-1 shares.

For those holders of Series A, Series B and Series C redeemable convertible preferred stock that do not participate in the Series D financing, each share of Series A, Series B and Series C convertible redeemable preferred stock will automatically convert into common stock.

The table below summarizes the exchange of shares by class of stock:

Class of Stock	Number of Shares Issued and Outstanding Prior to Exchange Program	Number of Shares Issued as part of the Exchange Program
		Series A-1	Series B-1	Series B-2	Series C-1	Series C-2	Common Stock
A	10,769,228	10,723,075	—	—	—	—	46,153
B	6,134,322	—	14,712,512	4,972,385	—	—	840,220
C	3,641,928	—	—	—	24,744,115	2,088,994	293,825

	20,545,478	10,723,075	14,712,512	4,972,385	24,744,115	2,088,994	1,180,198

The Cybrant Corporation
Notes to Financial Statements (Continued)

As a result of the exchange of preferred stocks described above, the Company recorded a deemed dividend of $1,893,790 resulting from the difference between the fair market value of common stock issuable upon conversion of preferred stock outstanding prior to the exchange program and the fair market value of common stock issuable upon conversion of preferred stock outstanding after the exchange program.

At December 31, 2001, redeemable convertible preferred stock comprised of the following:

	Shares		Liquidation Amount
Series	Authorized	Outstanding
A-1	10,769,228	10,723,075	$2,788,000
B-1	63,500,000	14,712,512	3,972,378
B-2	9,000,000	4,972,385	13,842,623
C-1	52,600,000	24,744,115	6,680,911
C-2	5,500,000	2,088,994	8,033,853
D	38,000,000	13,452,084	7,264,125

	179,369,228	70,693,165	$42,581,890

The rights, privileges and preferences of Series A-1, Series B-1, Series B-2, Series C-1, Series C-2, and Series D are as follows:

Conversion
Right to convert redeemable convertible preferred stock.
Each share of redeemable convertible preferred stock shall be convertible, at the option of the holder thereof, into such number of fully paid and nonassessable shares of common stock as provided herein. The number of shares of common stock to which a holder of redeemable convertible preferred stock shall be entitled upon conversion of a share of redeemable convertible preferred stock shall be determined by dividing (i) in the case of the Series A-1 redeemable convertible preferred stock, $0.26 by the Series A-1 Conversion Price in effect at the time that the certificate is surrendered for conversion, (ii) in the case of the Series B-1 redeemable convertible preferred stock, $0.27 by the Series B-1 Conversion Price in effect at the time that the certificate is surrendered for conversion, (iii) in the case of the Series B-2 redeemable convertible preferred stock, $0.27 by the Series B-2 Conversion Price in effect at the time that the certificate is surrendered for conversion, (iv) in the case of the Series C-1 redeemable convertible preferred stock, $0.27 by the Series C-1 Conversion Price in effect at the time that the certificate is surrendered for conversion, (v) in the case of the Series C-2 redeemable convertible preferred stock, $0.27 by the Series C-2 Conversion Price in effect at the time that the certificate is surrendered for conversion and (vi) in the case of the Series D redeemable convertible preferred stock, $0.27 by the Series D Conversion Price in effect at the time that the certificate is surrendered for conversion. The Series A-1, Series B-1, Series B-2, Series C-1, Series C-2 and Series D Conversion Price should initially be $0.26, $0.27, $0.27, $0.27, $0.27 and 0.27.

The Cybrant Corporation
Notes to Financial Statements (Continued)

Automatic conversion of redeemable convertible preferred stock into common stock.
Each share of redeemable convertible preferred stock shall automatically be converted into shares of common stock at the then effective applicable Conversion Price upon the earlier of (i) the date specified by agreement or written consent of holders of at least sixty-seven percent (67%) of the Series A-1 redeemable convertible preferred stock then outstanding, the Series B-1 redeemable convertible preferred stock then outstanding, the Series B-2 redeemable convertible preferred stock then outstanding, the Series C-1 redeemable convertible preferred stock then outstanding, the Series C-2 redeemable convertible preferred stock then outstanding and the Series D redeemable convertible preferred stock then outstanding, voting together as a single class and on an as-converted to common stock basis, or (ii) the closing of the sale of the Corporation’s common stock in a firm commitment, underwritten public offering registered under the Securities Act of 1933, as amended (the “1933 Act”), having aggregate proceeds to the corporation (net of underwriters’ discounts and expenses relating to the issuance) of at least $25,000,000 and a per share price to the public of at least $3.00.

Dividends
The holders of Series D redeemable convertible preferred stock are entitled to receive dividends at the rate of $0.0216 per share per annum on each outstanding share of redeemable convertible preferred stock prior to any other securities. Thereafter, Series A-1, Series B-1, Series B-2, Series C-1, Series C-2, are entitled to receive, when as declared by the Board of Directors and out of funds legally available, non-cumulative dividends at the annual rate of $0.22, $0.22, $0.0216, $0.308, $0.0216, and $0.308 per share respectively. No dividends or other distributions shall be made with respect to common stock, until all declared dividends on the Series A-1, Series B-1, Series B-2, Series C-1, Series C 2, and Series D redeemable convertible preferred stock have been paid. Through December 31, 2001, no dividends have been declared or paid by the Company.

Voting rights
Holder of Series A-1 redeemable convertible preferred stock, Series B-1 redeemable convertible preferred stock, Series B-2 redeemable convertible preferred stock, Series C-1 redeemable convertible preferred stock, Series C-2 redeemable convertible preferred stock and Series D redeemable convertible preferred stock are entitled to the number of votes equal to the number of shares of common stock into which such shares of each respective redeemable convertible preferred stock could be converted.

Liquidation preference
In the event of any liquidation, dissolution, or winding up of the Company either voluntary or involuntary, holders of Series D is entitled to receive $0.54 per share, plus any declared but unpaid dividends prior and in preference to any distribution of any assets or surplus to all other redeemable convertible preferred stock. Thereafter, holders of Series A-1, Series B-1, Series B-2, Series C-1 and Series C-2 are entitled to receive in preference over holders of common stock, an amount equal to $0.26 per share for Series A-1 redeemable convertible preferred stock, $0.27 per share for Series B-1 redeemable convertible preferred stock, $2.7839 per share for Series B-2 redeemable convertible preferred stock, $0.27 per share for Series C-1 redeemable convertible preferred stock, and $3.8458 per share for Series C-2 redeemable convertible preferred stock, plus any declared but unpaid dividends.

8.	Common Stock

The articles of incorporation, as amended, authorize the Company to issue 220,000,000 shares of $0.0001 par value common stock.

The Cybrant Corporation
Notes to Financial Statements (Continued)

The Company has reserved shares of common stock for the following:

	December 31,
	2001	2000
Stock option plan	7,100,000	7,100,000
Conversion of Series A	—	10,769,228
Conversion of Series A-1	10,769,228	—
Conversion of Series B	—	6,500,000
Conversion of Series B-1	63,500,000	—
Conversion of Series B-2	9,000,000	—
Conversion of Series C	—	6,600,000
Conversion of Series C-1	52,600,000	—
Conversion of Series C-2	5,500,000	—
Conversion of Series D	38,000,000	—
Common stock warrants	62,000	—

	186,531,228	30,969,228

Common stock issued to founders and stock issued under option exercises are subject to repurchase. At December 31, 2001 and 2000, 1,371,238 and 11,493,688 shares of common stock were subject to repurchase at a weighted average repurchase price of $0.12 and $0.042 per share, respectively. During 2001, the Company repurchased 683,251 shares of common stock at a price ranging from $0.05 to $0.77 resulting in $40,431 charged to operating expense.

Common stock warrants
A table summarizing all warrants to purchase common stock is below:

Issue Date	Term (Years)	Exercise Price	Number of Shares	Fair Value	Expense Recognized in 2001	Expense Recognized in 2000
May 2000	7.0	$2.78	12,000	$24,175	$3,454	$2,302
September 2000	5.0	$3.8658	50,000	120,707	40,235	10,059

			62,000	$144,882	$43,689	$12,361

9.	Notes Receivable

During 2000 and 1999, the Company accepted promissory notes from employees and investors totaling $242,549 and $46,507, respectively, to finance their purchase of stock. Interest on the notes is computed at an annual rate of 8.25% to 9.50%. Accrued interest is due at maturity, which varies from note to note through November 2003. These notes are included in stockholders’ deficit. In 2001, total payments of promissory notes amounted to $209,652.

The Cybrant Corporation
Notes to Financial Statements (Continued)

10.	Stock Options

On June 18, 1999, the Company’s stockholders adopted the 1999 Stock Option/Stock Incentive Plan (the “Option Plan”), as amended. Under the Option Plan, options to purchase up to 7,100,000 shares of common stock may be granted to directors, officers and employees of and advisors to the Company at an exercise price not less than 100% of the fair value (as determined by the Board of Directors) of the Company’s common stock on the date of grant for incentive stock options and not less than 85% of the fair value of the Company’s common stock on the date of grant for nonqualified stock options. If options are granted to stockholders who hold 10% or more of the Company’s common stock on the option grant date, then the exercise price shall not be less than 110% of the fair value of the Company’s common stock on the date of grant for both incentive and nonqualified stock option grants. These options have exercise prices, early exercise rights and vesting terms established by the Board of Directors at the time of each grant. Option grants to a new employee under the Plan generally vest 25% at the first anniversary of the hire date with the remaining being vested monthly for the following three years. In no event are options exercisable more than 10 years after the date of grant for both incentive and nonqualified stock options.

Activity under the Option Plan is as follows:

	Options Outstanding
	Shares Available for Grant	Number of Shares Outstanding	Weighted Average Exercise Price
Balance, December 31, 1999	1,973,000	2,667,000	$0.05
Options authorized	1,500,000	—	—
Options granted	(2,699,742)	2,699,742	0.56
Options exercised	—	(3,495,700)	0.16
Options cancelled	195,000	(195,000)	0.58
Common stock repurchased	116,875	—	0.30

Balance, December 31, 2000	1,085,133	1,676,042	$0.88
Options authorized	—	—	—
Options granted	(1,554,568)	1,554,568	0.38
Options exercised	—	(77,542)	0.51
Options cancelled	889,546	(889,546)	0.65
Common stock repurchased	683,251	—	0.18

Balance, December 31, 2001	1,103,362	2,263,522	$0.42

The Cybrant Corporation
Notes to Financial Statements (Continued)

The following table summarizes information about stock options outstanding and exercisable at December 31, 2001:

	Options Outstanding and Exercisable			Options Exercisable
Exercise Price	Number Outstanding	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
$0.05	871,500	8.9	$0.05	871,500	$0.05
$0.56	790,778	8.3	$0.56	490,778	$0.56
$0.77	601,244	9.2	$0.77	592,344	$0.77

	2,263,522	8.7	$0.42	1,954,622	$0.40

At December 31, 2000, 160,583 shares under outstanding options were vested at a weighted average price of $0.12.

Deferred stock-based compensation
The Company has adopted the disclosure-only provisions of SFAS No. 123, “Accounting for Stock-Based Compensation.” The Company, however, continues to apply APB Opinion No. 25, “Accounting for Stock Issued to Employees,” and related interpretations in accounting for its Option Plan.

In connection with certain consultant stock option grants, the Company recorded stock-based compensation of $23,747 during the year ended December 31, 2001.

Fair value disclosures
Had compensation cost of Cybrant’s stock-based compensation awards been determined based on the minimum value at the grant dates as prescribed by SFAS No. 123, the Company’s net loss would have been as follows:

	Year Ended December 31,
	2001	2000
Net loss:
As reported	$(14,676,381)	$(20,321,129)
Pro forma	$(14,728,046)	$(20,447,532)

20

The Cybrant Corporation
Notes to Financial Statements (Continued)

Under SFAS No. 123, the minimum value of each option grant is estimated on the grant date using the following weighted average assumptions:

	Year Ended December 31,
	2001	2000
Expected lives in years	4	4
Risk-free interest rates	4.63%	6.39%
Dividend yield	0.0%	0.0%

11.	Income Taxes

Deferred tax assets (liabilities) consist of the following:

	December 31,
	2001	2000
Deferred tax assets:
Depreciation and amortization	$150,000	$233,000
Allowances and accruals	136,000	135,000
Tax carryforward	1,006,000	338,000
Net operating loss carryforwards	13,687,000	7,646,000

	14,979,000	8,352,000
Deferred tax liability	—	—

Gross deferred tax asset	14,979,000	8,352,000
Valuation allowance	(14,979,000)	(8,352,000)

	$—	$—

Based on the available objective evidence, management believes it is more likely than not that the net deferred tax assets will not be fully realizable. Accordingly, the Company has provided a full valuation allowance against its net deferred tax assets at December 31, 2001.

As of December 31, 2001, the company had approximately $35.2 million and $29.7 million of federal and state net operating loss carryforwards available to offset future taxable income, respectively. If not utilized, these carryforwards will begin to expire beginning in 2019 through 2021 for federal and 2007 through 2011 for state purposes.

The Company also has research and development tax credit carryforwards of approximately 724,000 and $427,000 for federal and state income tax purposes, respectively. If not utilized, the federal carryforwards will expire in various amounts beginning in 2019. The state tax credits can be carried forward indefinitely.

Under the Internal Revenue Code Section 382, the amounts of and benefits from net operating loss carryforwards may be impaired or limited in certain circumstances. Events which cause limitations in the amount of net operating losses that the Company may utilize in any one year include, but are not limited to, a cumulative ownership change of more that 50%, as defined, over a three year period.

The Cybrant Corporation
Notes to Financial Statements (Continued)

Due to the uncertainty surrounding the realization of favorable tax attributes in future tax returns, the Company has placed a valuation allowance against its deferred tax assets. At such time as it is determined that it is more likely than not that the deferred tax assets are realizable, the valuation allowance will be reduced.

12.	401(k) Plan

In August 2000, the Company adopted a 401(k) defined contribution plan (the “Plan”), which covers substantially all employees of the Company, as defined by the Plan. The Company has the option of matching a percentage of employee contributions to the Plan at a percentage set by the Company’s Board of Directors, at their discretion. The Company has not made any contributions to the Plan since its adoption.

13.	Subsequent Events

Merger with Blue Martini Software
On April 16, 2002, the Company entered into a definitive Agreement and Plan of Merger and Reorganization (“the Agreement”) with Blue Martini Software, Inc. Under the terms of the Agreement, the Company merged with Blue Martini effective April 16, 2002.

Lease termination
In March 2002, the Company entered into an amendment to its office lease agreement located in California to reduce the office space and the remaining term of the lease agreement. The minimum payments under the amended one year lease total $80,820. The Company paid $499,776 and granted the landlord a warrant to purchase 1,250,000 shares of Series D redeemable convertible preferred stock with an exercise price of $0.27 per share for the amendment. The warrant has a contractual life of five years and will expire on March 2007.

Warrants
In January 2002, in conjunction with the amendment of certain provisions of the line of credit, the Company granted a warrant to purchase 477,685 shares of Series D redeemable preferred stock at an exercise price of $0.27 per share. The warrant has a contractual life of five years and all will expire in January 2007.